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                                 Exhibit 21.1





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                                                                  EXHIBIT 21.1
                                                                  ------------

                        THE ESTEE LAUDER COMPANIES INC.
                           SIGNIFICANT SUBSIDIARIES

All significant subsidiaries are wholly-owned by The Estee Lauder Companies Inc. and/or one or more of its wholly-owned subsidiaries.

                                             Jurisdiction
             Name                         in which Organized
--------------------------------      ---------------------------
Aramis Inc.                                    Delaware

Clinique Laboratories, Inc.                    Delaware

Estee Lauder Inc.                              Delaware

Estee Lauder International, Inc.               Delaware

Estee Lauder Cosmetics Ltd.                Ontario, Canada